UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2023

FORIAN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40146	85-3467693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 400, Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (267) 225-6263

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FORA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On February 10, 2023, Helix Technologies, Inc., a Delaware corporation (“Helix”) and a wholly owned subsidiary of Forian Inc. (the “Company”), completed the sale of 100% of the outstanding capital stock of its wholly owned subsidiary, Bio-Tech Medical Software, Inc., a Florida corporation (“BioTrack”), to BT Assets Group Inc., a Delaware corporation (“Buyer”) and a wholly owned subsidiary of Alleaves Inc., a Delaware corporation (“Alleaves”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated February 10, 2023, by and among Helix, BioTrack and the Buyer (the “Transaction”). Through the Transaction, the Company exited the cannabis software business.

The total consideration paid by the Buyer under the Purchase Agreement is $30 million, subject to any working capital adjustments. The Buyer paid $20 million in cash at closing and is required to make twelve equal monthly payments totaling $10 million commencing March 2023, which subsequent payments are guaranteed by certain affiliates of the Buyer.

The Purchase Agreement contains customary representations, warranties and covenants. The Buyer has obtained representation and warranty insurance, subject to certain exclusions, deductibles, policy limits and other terms and conditions set forth therein.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement. The Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference.

License Agreement

The Company, Helix, BioTrack and the Buyer also entered into that certain License Agreement, dated February 10, 2023 (the “License Agreement”), pursuant to which the Company and its affiliates have been granted a perpetual (subject to certain conditions described below), world-wide, exclusive (subject to certain conditions as described in the License Agreement), royalty-free, transferrable and sublicensable license to certain U.S. transactional data processed by the point of sale software systems owned, licensed or operated by the Buyer and its affiliates.

Upon the consummation of a Qualified Transaction (as defined in the License Agreement), the license transitions from a perpetual term to a term expiring on the later to occur of (a) the five-year anniversary of the consummation of such Qualified Transaction and (b) the seven-year anniversary of the effective date of the License Agreement.

The foregoing description of the License Agreement is qualified in its entirety by reference to the text of the License Agreement. The License Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above relating to the closing of the Transaction is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Dan Barton as Chief Executive Officer and President and Class II Director

On February 13, 2023, the Company announced that Daniel Barton resigned as the Company’s Chief Executive Officer and President and as a Class II member of the Board of Directors (the “Board”) effective February 10, 2023. Mr. Barton’s resignation was not the result of any disagreement relating to the Company’s strategy, operations, policies or practices or any issues regarding the Company’s accounting policies, procedures, estimates or judgements.

In connection with Mr. Barton’s resignation, the Company and Mr. Barton entered into a separation agreement containing a general release of claims (the “Separation Agreement”). Mr. Barton will be eligible to receive the following, subject to continued compliance with the Separation Agreement: (i) continuation of Mr. Barton’s salary of $250,000 for twelve (12) months; (ii) $87,500, representing Mr. Barton’s annual bonus for the year ended December 31, 2022; (iii) acceleration of Mr. Barton’s remaining 106,656 unvested restricted shares of Company common stock; and (iv) a maximum of twelve (12) months of continued COBRA coverage. The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Appointment of Interim Chief Executive Officer and President

Effective as of February 10, 2023, the Board appointed Max C. Wygod as interim Chief Executive Officer and President.

Mr. Wygod, age 36, serves as Executive Chairman of the Company, a role he has held since the Company’s inception in 2021. Mr. Wygod co-founded Medical Outcomes Research Analytics, LLC (“MOR”) in 2019 and served as a Manager of MOR until February 2021. Mr. Wygod is a healthcare executive and investor with experience investing, acquiring, and divesting public and private growth companies at the intersection of healthcare and information technology. Previously, Mr. Wygod served as a Vice President of Business Development at WebMD Health, where he participated in facilitating its sale to Internet Brands, a KKR portfolio company in 2017. A seven-year veteran at WebMD, Mr. Wygod had various business development and operating roles that included WebMD’s strategic growth objectives through capital allocation, acquisitions, partnerships, joint ventures, commercial relationships, investments and divestitures. Mr. Wygod received a B.A. from Duke University and an M.B.A. in Finance and Entrepreneurship from The Stern School at New York University.

Mr. Wygod will not receive any additional compensation in consideration for serving as interim Chief Executive Officer and President.

Other than as disclosed herein, there are no arrangements or understandings between Mr. Wygod and any other person and Mr. Wygod has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Wygod is the son of Class I director Martin J. Wygod.

Item 8.01	Other Events

Press Releases

On February 13, 2023, the Company and Alleaves issued a joint press release announcing the Transaction and the License Agreement, which release also announced the resignation of Mr. Barton and the appointment of Mr. Wygod. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Reduction in Board Size

On February 10, 2023, following the resignation of Mr. Barton, and as permitted by the Bylaws of the Company, the Board reduced the size of the Board from eleven (11) to ten (10) members by eliminating the existing Class II vacancy on the Board resulting from the resignation of Mr. Barton.

Item 9.01	Financial Statement and Exhibits

(b) The unaudited pro forma consolidated financial information of the Company giving effect to the Transaction, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached as Exhibit 99.3 hereto.

(d) Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated February 10, 2023, by and among Helix Technologies, Inc., Bio-Tech Medical Software, Inc. and BT Assets Group, Inc.

10.1	License Agreement, dated February 10, 2023, by and among Forian Inc., Helix Technologies, Inc., BT Assets Group, Inc. and Bio-Tech Medical Software, Inc.

10.2	Separation Agreement, dated February 10, 2023, by and between Forian Inc. and Daniel Barton

99.1	Joint Press Release, dated February 13, 2023

99.2	Unaudited pro forma condensed consolidated financial information

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2023	FORIAN INC.

	By:	/s/ Edward Spaniel, Jr.
	Name:	Edward Spaniel, Jr.
	Title:	Executive Vice President, General Counsel and Secretary